FOR IMMEDIATE RELEASE

Alpha Announces Fourth Quarter and Full Year 2021 Results

•Reports record net income from continuing operations of $254.5 million for the fourth quarter 2021
•Posts record Adjusted EBITDA of $315.8 million for the fourth quarter 2021
•Further reduces long-term debt with early principal payments of $50 million on the term loan within the quarter
•Announces $150 million share repurchase program
•Completes refinancing of Asset-Based Revolving Credit Facility (ABL)

BRISTOL, Tenn., March 7, 2022 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported results for the fourth quarter and full year ending December 31, 2021.

	(millions, except per share)
	Three months ended
	Dec. 31, 2021	Sept. 30, 2021	Dec. 31, 2020
Net income (loss)(2)	$254.5	$83.7	($55.1)
Net income (loss)(2) per diluted share	$13.30	$4.43	($3.00)
Adjusted EBITDA(1)	$315.8	$148.2	$7.4
Operating cash flow(3)	$104.3	$96.0	$56.2
Capital expenditures(3)	($22.9)	($22.3)	$35.1
Tons of coal sold(2)	4.0	4.7	3.7
__________________________________
1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.
2. From continuing operations.
3. Includes discontinued operations.

"Thanks to the continued dedication of our team, Alpha closed out the fourth quarter with an impressive $315.8 million in EBITDA and continued significant reduction in our long-term debt level," said David Stetson, Alpha's chair and chief executive officer. "In looking back on 2021, it was truly a transformational time for the company, complete with a name change to Alpha Metallurgical Resources at the start of the year and a series of important steps in solidifying our role as a leading pure-play metallurgical coal company and building on our role as the largest U.S. met coal producer. We transitioned our portfolio towards lower-cost and higher-quality operations, refreshed our board of directors, and completed refinancing of our ABL. Importantly, we are also making swift work of our balance sheet transformation. In a few short months we dramatically reduced the company's long-term debt and legacy liabilities, further strengthening the already firm foundation that Alpha enjoys. We have continued this momentum with an excellent start in 2022 and, if coal markets remain robust, we expect to be in a position to eliminate our long-term debt within the calendar year. Given our cash generation projections for the year, I'm pleased to announce that our board has approved a $150 million share repurchase program to continue increasing shareholder value."

Additionally, the board of directors has scheduled the company's annual meeting of stockholders for May 3, 2022.

Financial Performance

Alpha reported net income from continuing operations of $254.5 million, or $13.30 per diluted share, for the fourth quarter 2021. In the third quarter 2021, the company had net income from continuing operations of $83.7 million or $4.43 per diluted share.

Total Adjusted EBITDA was $315.8 million for the fourth quarter, compared with $148.2 million in the third quarter 2021.

Coal Revenues

	(millions)
	Three months ended
	Dec. 31, 2021	Sept. 30, 2021
Met Segment	$811.5	$625.4
All Other	$15.0	$21.7

Met Segment (excl. freight & handling)(1)	$683.6	$497.2
All Other (excl. freight & handling)(1)	$15.0	$21.7

Tons Sold	(millions)
	Three months ended
	Dec. 31, 2021	Sept. 30, 2021
Met Segment	3.8	4.4
All Other	0.2	0.3

__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Dec. 31, 2021	Sept. 30, 2021
Met Segment	$180.66	$113.51
All Other	$62.56	$62.43
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

In the fourth quarter our net realized pricing for the Met segment was $180.66 per ton, while net realization in the All Other category was $62.56.

"Realizations for the fourth quarter continued to trend upward as expected, with our export business highlighting the benefit of the elevated global pricing dynamics in the metallurgical market," said Andy Eidson, Alpha's president and chief financial officer. "We look forward to future quarters when our 2022 domestic realizations are expected to improve significantly as a result of the negotiations completed by our sales team late last year. Even with lower domestic pricing that had been locked in long ago, our realizations on met coal for the quarter still came in at an average of $197 per ton."

The table below provides a breakdown of our Met segment coal sold in the fourth quarter by pricing mechanism.

	(in millions, except per ton data)
Met Segment Sales	Three months ended Dec. 31, 2021
	Tons Sold	Coal Revenues	Realization/ton(1)	% of Met Tons Sold
Export - Other Pricing Mechanisms	1.4	$349.1	$251.12	42%
Domestic	1.1	$95.7	$90.87	31%
Export - Australian Indexed	0.9	$213.5	$239.08	27%
Total Met Coal Revenues	3.3	$658.2	$197.31	100%
Thermal Coal Revenues	0.4	$25.4	$56.62
Total Met Segment Coal Revenues (excl. freight & handling)(1)	3.7	$683.6	$180.66
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Dec. 31, 2021	Sept. 30, 2021
Cost of Coal Sales	$497.4	$488.2
Cost of Coal Sales (excl. freight & handling/idle)(1)	$364.4	$352.1

	(per ton)
Met Segment(1)	$92.46	$76.62
All Other(1)	$60.77	$47.47

__________________________________
1. Represents Non-GAAP cost of coal sales and Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

"As pricing for our products remains higher, we encounter elevated costs of coal sales levels as a result, especially for factors such as royalties and taxes which are tied directly to sales price," said Jason Whitehead, executive vice president and chief operating officer. "We've discussed this in prior quarters, but my focus for the operations teams is to continue positively influencing the factors directly within our control, such as safety and productivity. These are the foundational elements that allow us to effectively manage our costs. On the whole, our teams have done a good job in this regard."

In the fourth quarter, the company's Met segment cost of coal sales increased to an average of $92.46 per ton as compared to $76.62 per ton in the prior quarter. Cost of coal sales for the All Other category increased to $60.77 per ton in the fourth quarter from an average cost of $47.47 per ton in the third quarter.

Liquidity and Capital Resources

"As we've reiterated consistently over the last several quarters, our focus continues to be debt reduction and creating a fortress balance sheet," said Eidson. "In the fourth quarter, we made another $50.0 million in voluntary principal prepayments on the term loan. To put that in perspective, in the second half of 2021, we paid an aggregate of $101.1 million in principal, coupled with the previously announced payments to satisfy certain legacy liabilities. Since then, we've made another $150.0 million in principal prepayments on the term loan, bringing our current debt level to under $300 million. Assuming market conditions remain at levels similar to the last few months, we will be able to achieve our goal of aggressively paying off our debt in short order, while also maintaining an appropriate level of liquidity. In addition, we have enough visibility into near term cash flows to support the share repurchase program we have announced today."

Cash provided by operating activities increased for the fourth quarter of 2021 to $104.3 million as compared to third quarter's $96.0 million. Cash provided by operating activities includes discontinued operations. Capital expenditures for the fourth quarter were $22.9 million compared to $22.3 million for the third quarter of 2021.

In December 2021, Alpha announced the successful completion of its ABL refinancing.

As of December 31, 2021, Alpha had $81.2 million in unrestricted cash and $131.2 million in restricted cash, deposits and investments. Total long-term debt, including the current portion of long-term debt as of December 31, 2021, was $448.6 million. At the end of the fourth quarter, the company had total liquidity of $115.2 million, including cash and cash equivalents of $81.2 million and $34.0 million of unused availability under the ABL. The future available capacity under the ABL is subject to inventory and accounts receivable collateral requirements and the maintenance of certain financial ratios. As of December 31, 2021, the company had no borrowings and $121.0 million in letters of credit outstanding under the ABL.

Operational and Performance Update

As further optimization of our portfolio, the company closed a transaction on November 5, 2021 to divest the idled Delbarton mining complex and associated assets, which include Delbarton preparation plant and Kielty mine. Additionally, on December 31, 2021, the idled Edwight surface mine and certain associated assets were divested. Together, these divestitures resulted in a reduction in reclamation obligations of $18.0 million.

Subsequent to the fourth quarter close on February 10, 2022, the fourth section of Lynn Branch began operation, completing one of the 2022 strategic uses of capital. We continue to make progress on the other projects in Alpha's previously disclosed growth capex plan for 2022.

As of February 25, 2022, Alpha has committed and priced approximately 39% of its metallurgical coal within the Met segment at an average price of $204.75 per ton and 100% of thermal coal in the Met segment at an average expected price of $52.46 per ton. In the All Other category the company is 82% committed and priced at an average price of $57.24 per ton.

	2022 Guidance
in millions of tons	Low	High
Metallurgical	14.0	15.0
Thermal	0.8	1.2
Met Segment	14.8	16.2
All Other	0.6	0.8
Total Shipments	15.4	17.0

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical - Domestic		$189.31
Metallurgical - Export		$236.99
Metallurgical Total	39%	$204.75
Thermal	100%	$52.46
Met Segment	44%	$180.36
All Other	82%	$57.24

Committed/Unpriced[1,3]	Committed
Metallurgical Total	39%
Thermal	—%
Met Segment	37%
All Other	—%

Costs per ton[4]	Low	High
Met Segment	$88.00	$92.00
All Other	$58.00	$62.00

In millions (except taxes)	Low	High
SG&A5	$50	$54
Idle Operations Expense	$30	$40
Cash Interest Expense	$40	$45
DD&A	$90	$110
Capital Expenditures	$160	$190
Tax Rate[6]	5%	15%
Notes:
1.Based on committed and priced coal shipments as of February 25, 2022. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.

5.Excludes expenses related to non-cash stock compensation and non-recurring expenses.
6.Rate assumes no further ownership change limitations on the usage of net operating losses.

Share Repurchase Program

Alpha also announced today that its board of directors authorized a share repurchase program allowing for the expenditure of up to $150 million for the repurchase of the company's common stock. Repurchases will be made from time to time in accordance with applicable securities laws in the open market, and may include repurchases pursuant to Rule 10b5-1 trading plans. The share repurchase program is effective immediately and repurchases may begin as soon as March 9, 2022.

The repurchase program does not obligate the company to acquire any particular amount of common stock or to acquire shares on any particular timetable, and the program may be suspended at any time at the company's discretion. The timing and amount of share repurchases will be determined by the company's management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the company's debt agreements, and other factors.

Conference Call

The company plans to hold a conference call regarding its fourth quarter and full year 2021 results on March 7, 2022, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://investors.alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 844-200-6205 (domestic toll-free) or 929-526-1599 (international) approximately 15 minutes prior to start time. Please use the access code 475225 to join the call.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

Investor Contact
InvestorRelations@AlphaMetResources.com

Alex Rotonen, CFA
423.956.6882

Media Contact
CorporateCommunications@AlphaMetResources.com

Emily O’Quinn
423.573.0369

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures which either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” “non-GAAP coal margin,” and “Adjusted cost of produced coal sold.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance or any other measure of operating results or liquidity presented in accordance with GAAP. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, and idled and closed mine costs. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. We also use Adjusted cost of produced coal sold to distinguish the cost of captive produced coal from the effects of purchased coal. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Coal revenues	$826,558	$323,360	$2,252,597	$1,413,124
Other revenues	1,659	491	5,989	3,063
Total revenues	828,217	323,851	2,258,586	1,416,187
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	497,382	301,831	1,679,742	1,281,011
Depreciation, depletion and amortization	29,786	(4,036)	110,047	139,885
Accretion on asset retirement obligations	6,550	6,559	26,520	26,504
Amortization of acquired intangibles, net	3,842	4,748	13,244	9,214
Asset impairment and restructuring	—	29,897	(561)	83,878
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	19,010	15,346	63,901	57,356
Total other operating loss (income):
Mark-to-market adjustment for acquisition-related obligations	1,516	4,676	19,525	(8,750)
Other income	(5,682)	(200)	(10,972)	(2,223)
Total costs and expenses	552,404	358,821	1,901,446	1,586,875
Income (loss) from operations	275,813	(34,970)	357,140	(170,688)
Other (expense) income:
Interest expense	(16,364)	(18,290)	(69,654)	(74,528)
Interest income	12	153	334	7,027
Equity loss in affiliates	(2,988)	(388)	(4,149)	(3,473)
Miscellaneous income (loss), net	1,442	(1,519)	6,867	(1,972)
Total other expense, net	(17,898)	(20,044)	(66,602)	(72,946)
Income (loss) from continuing operations before income taxes	257,915	(55,014)	290,538	(243,634)
Income tax (expense) benefit	(3,398)	(36)	(3,609)	2,164
Net income (loss) from continuing operations	254,517	(55,050)	286,929	(241,470)
Discontinued operations:
Income (loss) from discontinued operations before income taxes	2,727	(45,103)	1,660	(205,429)
Income tax benefit from discontinued operations	201	—	201	—
Income (loss) from discontinued operations	2,928	(45,103)	1,861	(205,429)
Net income (loss)	$257,445	$(100,153)	$288,790	$(446,899)

Basic income (loss) per common share:
Income (loss) from continuing operations	$13.77	$(3.00)	$15.56	$(13.20)

Income (loss) from discontinued operations	0.16	(2.47)	0.10	(11.22)
Net income (loss)	$13.93	$(5.47)	$15.66	$(24.42)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$13.30	$(3.00)	$15.20	$(13.20)
Income (loss) from discontinued operations	0.15	(2.47)	0.10	(11.22)
Net income (loss)	$13.45	$(5.47)	$15.30	$(24.42)

Weighted average shares - basic	18,484,309	18,322,236	18,441,175	18,298,362
Weighted average shares - diluted	19,135,326	18,322,236	18,871,682	18,298,362

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$81,211	$139,227
Trade accounts receivable, net of allowance for doubtful accounts of $393 and $293 as of December 31, 2021 and 2020, respectively	489,241	145,670
Inventories, net	129,382	108,051
Prepaid expenses and other current assets	47,690	106,252
Current assets - discontinued operations	462	10,935
Total current assets	747,986	510,135
Property, plant, and equipment, net of accumulated depreciation and amortization of $443,856 and $382,423 as of December 31, 2021 and 2020, respectively	362,218	363,620
Owned and leased mineral rights, net of accumulated depletion and amortization of $52,444 and $35,143 as of December 31, 2021 and 2020, respectively	444,302	463,250
Other acquired intangibles, net of accumulated amortization of $34,221 and $25,700 as of December 31, 2021 and 2020, respectively	74,197	88,196
Long-term restricted cash	89,426	96,033
Other non-current assets	131,057	149,382
Non-current assets - discontinued operations	8,526	9,473
Total assets	$1,857,712	$1,680,089
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,989	$28,830
Trade accounts payable	90,090	58,413
Acquisition-related obligations - current	22,405	19,099
Accrued expenses and other current liabilities	174,607	140,406
Current liabilities - discontinued operations	5,838	12,306
Total current liabilities	295,929	259,054
Long-term debt	445,562	553,697
Acquisition-related obligations - long-term	19,000	20,768
Workers’ compensation and black lung obligations	208,193	230,081
Pension obligations	159,930	218,671
Asset retirement obligations	132,013	140,074
Deferred income taxes	317	480
Other non-current liabilities	26,176	28,072
Non-current liabilities - discontinued operations	23,683	29,090
Total liabilities	1,310,803	1,479,987
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5.0 million shares authorized, none issued	—	—

Common stock - par value $0.01, 50.0 million shares authorized, 20.8 million issued and 18.4 million outstanding at December 31, 2021 and 20.6 million issued and 18.3 million outstanding at December 31, 2020	208	206
Additional paid-in capital	784,743	779,424
Accumulated other comprehensive loss	(58,503)	(111,985)
Treasury stock, at cost: 2.4 million shares at December 31, 2021 and 2.3 million shares at December 31, 2020	(107,800)	(107,014)
Accumulated deficit	(71,739)	(360,529)
Total stockholders’ equity	546,909	200,102
Total liabilities and stockholders’ equity	$1,857,712	$1,680,089

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2021	2020
Operating activities:
Net income (loss)	$288,790	$(446,899)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	110,047	151,455
Amortization of acquired intangibles, net	13,244	10,075
Accretion of acquisition-related obligations discount	1,258	3,342
Amortization of debt issuance costs and accretion of debt discount	12,338	14,772
Mark-to-market adjustment for acquisition-related obligations	19,525	(8,750)
Loss on sale of business	—	36,113
Gain on disposal of assets, net	(9,911)	(2,401)
Accretion on asset retirement obligations	26,520	30,658
Employee benefit plans, net	(1,751)	14,439
Deferred income taxes	(163)	33,123
Asset impairment and restructuring	(561)	256,518
Stock-based compensation	5,315	4,896
Equity loss in affiliates	4,149	3,473
Other, net	(6,570)	(5,972)
Changes in operating assets and liabilities
Trade accounts receivable, net	(336,240)	91,190
Inventories, net	(21,331)	48,689
Prepaid expenses and other current assets	61,581	28,152
Deposits	26,853	(17,926)
Other non-current assets	(250)	(6,753)
Trade accounts payable	25,154	(28,620)
Accrued expenses and other current liabilities	15,961	15,428
Acquisition-related obligations	(18,121)	(32,560)
Asset retirement obligations	(16,306)	(19,375)
Other non-current liabilities	(24,588)	(43,831)
Net cash provided by operating activities	174,943	129,236
Investing activities:
Capital expenditures	(83,300)	(153,990)
Proceeds on disposal of assets	8,224	4,023
Cash paid on sale of business	—	(52,192)
Capital contributions to equity affiliates	(6,677)	(3,443)
Purchases of investment securities	(17,985)	(21,129)
Maturity of investment securities	13,265	16,685
Other, net	(3,382)	77

Net cash used in investing activities	(89,855)	(209,969)
Financing activities:
Proceeds from borrowings on long-term debt	—	57,500
Repurchases of long-term debt	(18,415)	—
Principal repayments of long-term debt	(119,097)	(76,491)
Principal repayments of financing lease obligations	(2,064)	(3,176)
Debt issuance costs	(6,683)	—
Common stock repurchases and related expenses	(786)	(209)
Net cash used in financing activities	(147,045)	(22,376)
Net decrease in cash and cash equivalents and restricted cash	(61,957)	(103,109)
Cash and cash equivalents and restricted cash at beginning of period	244,571	347,680
Cash and cash equivalents and restricted cash at end of period	$182,614	$244,571

Supplemental cash flow information:
Cash paid for interest	$63,061	$49,294
Cash paid for income taxes	$176	$5
Cash received for income tax refunds	$64,498	$68,801
Supplemental disclosure of noncash investing and financing activities:
Financing leases and capital financing - equipment	$787	$4,411
Accrued capital expenditures	$9,964	$7,493

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Consolidated Statements of Cash Flows.

	As of December 31,
	2021	2020
Cash and cash equivalents	$81,211	$139,227
Short-term restricted cash (included in Prepaid expenses and other current assets)	11,977	9,311
Long-term restricted cash	89,426	96,033
Total cash and cash equivalents and restricted cash shown in the Consolidated Statements of Cash Flows	$182,614	$244,571

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Year Ended December 31,
	September 30, 2021	December 31, 2021	December 31, 2020	2021	2020
Net income (loss) from continuing operations	$83,693	$254,517	$(55,050)	$286,929	$(241,470)
Interest expense	17,338	16,364	18,290	69,654	74,528
Interest income	(54)	(12)	(153)	(334)	(7,027)
Income tax expense (benefit)	208	3,398	36	3,609	(2,164)
Depreciation, depletion and amortization	24,519	29,786	(4,036)	110,047	139,885
Non-cash stock compensation expense	1,188	964	696	5,315	4,896
Mark-to-market adjustment - acquisition-related obligations	11,676	1,516	4,676	19,525	(8,750)
Gain on settlement of acquisition-related obligations	—	(1,125)	—	(1,125)	—
Accretion on asset retirement obligations	6,674	6,550	6,559	26,520	26,504
Asset impairment and restructuring	—	—	29,897	(561)	83,878
Management restructuring costs (1)	—	—	—	—	941
Loss on partial settlement of benefit obligations	—	—	1,735	—	2,966
Amortization of acquired intangibles, net	2,980	3,842	4,748	13,244	9,214
Adjusted EBITDA	$148,222	$315,800	$7,398	$532,823	$83,401
(1) Management restructuring costs are related to severance expense associated with senior management changes during the three months ended March 31, 2020.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended September 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$625,387	$21,742	$647,129
Less: Freight and handling fulfillment revenues	(128,192)	(18)	(128,210)
Non-GAAP Coal revenues	$497,195	$21,724	$518,919
Tons sold	4,380	348	4,728
Non-GAAP Coal sales realization per ton	$113.51	$62.43	$109.75

Cost of coal sales (exclusive of items shown separately below)	$468,706	$19,463	$488,169
Depreciation, depletion and amortization - production (1)	23,181	1,160	24,341
Accretion on asset retirement obligations	3,408	3,266	6,674
Amortization of acquired intangibles, net	3,063	(83)	2,980
Total Cost of coal sales	$498,358	$23,806	$522,164
Less: Freight and handling costs	(128,192)	(18)	(128,210)
Less: Depreciation, depletion and amortization - production (1)	(23,181)	(1,160)	(24,341)
Less: Accretion on asset retirement obligations	(3,408)	(3,266)	(6,674)
Less: Amortization of acquired intangibles, net	(3,063)	83	(2,980)
Less: Idled and closed mine costs	(4,932)	(2,927)	(7,859)
Non-GAAP Cost of coal sales	$335,582	$16,518	$352,100
Tons sold	4,380	348	4,728
Non-GAAP Cost of coal sales per ton	$76.62	$47.47	$74.47
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$625,387	$21,742	$647,129
Less: Total Cost of coal sales (per table above)	(498,358)	(23,806)	(522,164)
GAAP Coal margin	$127,029	$(2,064)	$124,965
Tons sold	4,380	348	4,728
GAAP Coal margin per ton	$29.00	$(5.93)	$26.43

GAAP Coal margin	$127,029	$(2,064)	$124,965
Add: Depreciation, depletion and amortization - production (1)	23,181	1,160	24,341
Add: Accretion on asset retirement obligations	3,408	3,266	6,674
Add: Amortization of acquired intangibles, net	3,063	(83)	2,980
Add: Idled and closed mine costs	4,932	2,927	7,859
Non-GAAP Coal margin	$161,613	$5,206	$166,819
Tons sold	4,380	348	4,728
Non-GAAP Coal margin per ton	$36.90	$14.96	$35.28
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$811,528	$15,030	$826,558
Less: Freight and handling fulfillment revenues	(127,925)	(16)	(127,941)
Non-GAAP Coal revenues	$683,603	$15,014	$698,617
Tons sold	3,784	240	4,024
Non-GAAP Coal sales realization per ton	$180.66	$62.56	$173.61

Cost of coal sales (exclusive of items shown separately below)	$481,317	$16,065	$497,382
Depreciation, depletion and amortization - production (1)	24,560	5,041	29,601
Accretion on asset retirement obligations	3,401	3,149	6,550
Amortization of acquired intangibles, net	3,922	(80)	3,842
Total Cost of coal sales	$513,200	$24,175	$537,375
Less: Freight and handling costs	(127,925)	(16)	(127,941)
Less: Depreciation, depletion and amortization - production (1)	(24,560)	(5,041)	(29,601)
Less: Accretion on asset retirement obligations	(3,401)	(3,149)	(6,550)
Less: Amortization of acquired intangibles, net	(3,922)	80	(3,842)
Less: Idled and closed mine costs	(3,533)	(1,465)	(4,998)
Non-GAAP Cost of coal sales	$349,859	$14,584	$364,443
Tons sold	3,784	240	4,024
Non-GAAP Cost of coal sales per ton	$92.46	$60.77	$90.57
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$811,528	$15,030	$826,558
Less: Total Cost of coal sales (per table above)	(513,200)	(24,175)	(537,375)
GAAP Coal margin	$298,328	$(9,145)	$289,183
Tons sold	3,784	240	4,024
GAAP Coal margin per ton	$78.84	$(38.10)	$71.86

GAAP Coal margin	$298,328	$(9,145)	$289,183
Add: Depreciation, depletion and amortization - production (1)	24,560	5,041	29,601
Add: Accretion on asset retirement obligations	3,401	3,149	6,550
Add: Amortization of acquired intangibles, net	3,922	(80)	3,842
Add: Idled and closed mine costs	3,533	1,465	4,998
Non-GAAP Coal margin	$333,744	$430	$334,174
Tons sold	3,784	240	4,024
Non-GAAP Coal margin per ton	$88.20	$1.79	$83.05
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$289,756	$33,604	$323,360
Less: Freight and handling fulfillment revenues	(48,251)	(1,548)	(49,799)
Non-GAAP Coal revenues	$241,505	$32,056	$273,561
Tons sold	3,210	536	3,746
Non-GAAP Coal sales realization per ton	$75.24	$59.81	$73.03

Cost of coal sales (exclusive of items shown separately below)	$273,984	$27,847	$301,831
Depreciation, depletion and amortization - production (1)	2,381	(6,649)	(4,268)
Accretion on asset retirement obligations	3,328	3,231	6,559
Amortization of acquired intangibles, net	5,014	(266)	4,748
Total Cost of coal sales	$284,707	$24,163	$308,870
Less: Freight and handling costs	(48,251)	(1,548)	(49,799)
Less: Depreciation, depletion and amortization - production (1)	(2,381)	6,649	4,268
Less: Accretion on asset retirement obligations	(3,328)	(3,231)	(6,559)
Less: Amortization of acquired intangibles, net	(5,014)	266	(4,748)
Less: Idled and closed mine costs	(3,445)	(2,698)	(6,143)
Non-GAAP Cost of coal sales	$222,288	$23,601	$245,889
Tons sold	3,210	536	3,746
Non-GAAP Cost of coal sales per ton	$69.25	$44.03	$65.64
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$289,756	$33,604	$323,360
Less: Total Cost of coal sales (per table above)	(284,707)	(24,163)	(308,870)
GAAP Coal margin	$5,049	$9,441	$14,490
Tons sold	3,210	536	3,746
GAAP Coal margin per ton	$1.57	$17.61	$3.87

GAAP Coal margin	$5,049	$9,441	$14,490
Add: Depreciation, depletion and amortization - production (1)	2,381	(6,649)	(4,268)
Add: Accretion on asset retirement obligations	3,328	3,231	6,559
Add: Amortization of acquired intangibles, net	5,014	(266)	4,748
Add: Idled and closed mine costs	3,445	2,698	6,143
Non-GAAP Coal margin	$19,217	$8,455	$27,672
Tons sold	3,210	536	3,746
Non-GAAP Coal margin per ton	$5.99	$15.77	$7.39
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$2,173,647	$78,950	$2,252,597
Less: Freight and handling fulfillment revenues	(380,457)	(520)	(380,977)
Non-GAAP Coal revenues	$1,793,190	$78,430	$1,871,620
Tons sold	15,569	1,270	16,839
Non-GAAP Coal sales realization per ton	$115.18	$61.76	$111.15

Cost of coal sales (exclusive of items shown separately below)	$1,607,157	$72,585	$1,679,742
Depreciation, depletion and amortization - production (1)	99,963	9,362	109,325
Accretion on asset retirement obligations	13,571	12,949	26,520
Amortization of acquired intangibles, net	13,671	(427)	13,244
Total Cost of coal sales	$1,734,362	$94,469	$1,828,831
Less: Freight and handling costs	(380,457)	(520)	(380,977)
Less: Depreciation, depletion and amortization - production (1)	(99,963)	(9,362)	(109,325)
Less: Accretion on asset retirement obligations	(13,571)	(12,949)	(26,520)
Less: Amortization of acquired intangibles, net	(13,671)	427	(13,244)
Less: Idled and closed mine costs	(16,858)	(11,680)	(28,538)
Non-GAAP Cost of coal sales	$1,209,842	$60,385	$1,270,227
Tons sold	15,569	1,270	16,839
Non-GAAP Cost of coal sales per ton	$77.71	$47.55	$75.43
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$2,173,647	$78,950	$2,252,597
Less: Total Cost of coal sales (per table above)	(1,734,362)	(94,469)	(1,828,831)
GAAP Coal margin	$439,285	$(15,519)	$423,766
Tons sold	15,569	1,270	16,839
GAAP Coal margin per ton	$28.22	$(12.22)	$25.17

GAAP Coal margin	$439,285	$(15,519)	$423,766
Add: Depreciation, depletion and amortization - production (1)	99,963	9,362	109,325
Add: Accretion on asset retirement obligations	13,571	12,949	26,520
Add: Amortization of acquired intangibles, net	13,671	(427)	13,244
Add: Idled and closed mine costs	16,858	11,680	28,538
Non-GAAP Coal margin	$583,348	$18,045	$601,393
Tons sold	15,569	1,270	16,839
Non-GAAP Coal margin per ton	$37.47	$14.21	$35.71
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$1,263,855	$149,269	$1,413,124
Less: Freight and handling fulfillment revenues	(206,509)	(12,940)	(219,449)
Non-GAAP Coal revenues	$1,057,346	$136,329	$1,193,675
Tons sold	13,070	2,443	15,513
Non-GAAP Coal sales realization per ton	$80.90	$55.80	$76.95

Cost of coal sales (exclusive of items shown separately below)	$1,140,556	$140,455	$1,281,011
Depreciation, depletion and amortization - production (1)	124,060	14,568	138,628
Accretion on asset retirement obligations	14,214	12,290	26,504
Amortization of acquired intangibles, net	12,889	(3,675)	9,214
Total Cost of coal sales	$1,291,719	$163,638	$1,455,357
Less: Freight and handling costs	(206,509)	(12,940)	(219,449)
Less: Depreciation, depletion and amortization - production (1)	(124,060)	(14,568)	(138,628)
Less: Accretion on asset retirement obligations	(14,214)	(12,290)	(26,504)
Less: Amortization of acquired intangibles, net	(12,889)	3,675	(9,214)
Less: Idled and closed mine costs	(16,640)	(12,240)	(28,880)
Non-GAAP Cost of coal sales	$917,407	$115,275	$1,032,682
Tons sold	13,070	2,443	15,513
Non-GAAP Cost of coal sales per ton	$70.19	$47.19	$66.57
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Year Ended December 31, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$1,263,855	$149,269	$1,413,124
Less: Total Cost of coal sales (per table above)	(1,291,719)	(163,638)	(1,455,357)
GAAP Coal margin	$(27,864)	$(14,369)	$(42,233)
Tons sold	13,070	2,443	15,513
GAAP Coal margin per ton	$(2.13)	$(5.88)	$(2.72)

GAAP Coal margin	$(27,864)	$(14,369)	$(42,233)
Add: Depreciation, depletion and amortization - production (1)	124,060	14,568	138,628
Add: Accretion on asset retirement obligations	14,214	12,290	26,504
Add: Amortization of acquired intangibles, net	12,889	(3,675)	9,214
Add: Idled and closed mine costs	16,640	12,240	28,880
Non-GAAP Coal margin	$139,939	$21,054	$160,993
Tons sold	13,070	2,443	15,513
Non-GAAP Coal margin per ton	$10.71	$8.62	$10.38
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$335,582	$16,518	$352,100
Less: cost of purchased coal sold	(32,168)	—	(32,168)
Adjusted cost of produced coal sold	$303,414	$16,518	$319,932
Produced tons sold	4,107	348	4,455
Adjusted cost of produced coal sold per ton (1)	$73.88	$47.47	$71.81
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$349,859	$14,584	$364,443
Less: cost of purchased coal sold	(22,798)	(660)	(23,458)
Adjusted cost of produced coal sold	$327,061	$13,924	$340,985
Produced tons sold	3,610	235	3,845
Adjusted cost of produced coal sold per ton (1)	$90.60	$59.25	$88.68
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended December 31, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$222,288	$23,601	$245,889
Less: cost of purchased coal sold	(19,993)	(93)	(20,086)
Adjusted cost of produced coal sold	$202,295	$23,508	$225,803
Produced tons sold	2,939	535	3,474
Adjusted cost of produced coal sold per ton (1)	$68.83	$43.94	$65.00
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Year Ended December 31, 2021
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$1,209,842	$60,385	$1,270,227
Less: cost of purchased coal sold	(97,872)	(660)	(98,532)
Adjusted cost of produced coal sold	$1,111,970	$59,725	$1,171,695
Produced tons sold	14,638	1,265	15,903
Adjusted cost of produced coal sold per ton (1)	$75.96	$47.21	$73.68
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Year Ended December 31, 2020
(In thousands, except for per ton data)	Met	All Other	Consolidated
Non-GAAP Cost of coal sales	$917,407	$115,275	$1,032,682
Less: cost of purchased coal sold	(85,769)	(925)	(86,694)
Adjusted cost of produced coal sold	$831,638	$114,350	$945,988
Produced tons sold	11,941	2,429	14,370
Adjusted cost of produced coal sold per ton (1)	$69.65	$47.08	$65.83
(1) Cost of produced coal sold per ton for our operations is calculated as non-GAAP cost of produced coal sold divided by produced tons sold.

	Three Months Ended December 31, 2021
(In thousands, except for per ton data)	Tons Sold	Coal Revenues	Non-GAAP Coal sales realization per ton	% of Met Tons Sold
Export - other pricing mechanisms	1,390	$349,055	$251.12	42%
Domestic	1,053	95,683	$90.87	31%
Export - Australian indexed	893	213,500	$239.08	27%
Total Met segment - met coal	3,336	$658,238	$197.31	100%
Met segment - thermal coal	448	25,365	$56.62
Total Met segment Coal revenues	3,784	683,603	$180.66
All Other Coal revenues	240	15,014	$62.56
Non-GAAP Coal revenues	4,024	$698,617	$173.61
Add: Freight and handling fulfillment revenues	—	127,941
Coal revenues	4,024	$826,558